SECURITIES PURCHASE AGREEMENT

Dated as of March  13, 2009

among

FREZER, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

		Page
Section 7.15	Severability	25

Section 7.16	Further Assurances	25

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of March 13, 2009 by and among Frezer, Inc, a Nevada corporation (the “Company”), and each of the Purchasers of Units whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Securities

Section 1.1     Purchase and Sale of Securities.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, Units (the “Units”), each Unit consisting of a convertible secured promissory note in the principal amount of $10,000  (the “Notes”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the initial rate of one share of Common Stock for each $0.1597 in principal amount without any interest on the Note converted, and a warrant (the “Warrants”) to purchase 14,401 shares of Common Stock at an exercise price of $0.1916 per share, such number of shares and exercise price being subject to adjustment in certain circumstances to protect the holder from dilution. The Notes shall be in the form of Exhibit A attached hereto and the Warrants shall be in the form of Exhibit B attached hereto. The outstanding principal amount of the Notes shall bear interest at the rate of 15% per annum. All principal with or without accrued interest on the Notes shall be due and payable on the first anniversary of the issuance of the Notes. The number of shares of Common Stock initially issuable upon exercise of all of the Warrants shall be equal to 23% of the total number of shares of Common Stock issuable upon conversion of the original principal amount of all of the Notes which are issued. The Warrants shall expire on the date which is the earlier of (a) five (5) years following the Closing Date (as hereinafter defined) and (b) thirty (30) days after delivery of audited financial statements of the Company for certain fiscal year that shows that the consolidated net income of the Company and its subsidiaries exceeded $20 million for such fiscal year and consolidated net income of the Company and its subsidiaries per share on a fully diluted basis exceeded $.26 per share, which amount shall be subject to adjustment for the issuance of additional shares of the Company.  The number of Units and the aggregate purchase price of such Units being purchased by each Purchaser are set forth opposite such Purchaser’s name on Exhibit C hereto. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2     Conversion Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes and exercise of all of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Notes, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Securities”.

Section 1.3     Purchase Price and Closing.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Units for an aggregate purchase price of $500,000, or $10,000 per Unit (the “Purchase Price”). The closing of the purchase and sale of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022 (the “Closing”) at 10:00 a.m., New York time on such date as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (i) a Note in the principal amount set forth opposite the name of such Purchaser on Exhibit C hereto, (ii) a Warrant to purchase the number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit C attached hereto, and (iii) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the Company’s designated account.

Section 1.4     Share Exchange Transaction.  The parties acknowledge that immediately prior to the consummation of the transaction contemplated by this Agreement, the Company will issue shares of its Common Stock to BEFUT International Co., Limited, a company incorporated in the British Virgin Islands (“BVI Co”), pursuant to that certain Exchange Agreement dated as of the date hereof by and among the Company and BVI Co (the “Reverse Merger”). Upon the consummation of the Reverse Merger, Hongkong BEFUT Co., Limited, a company incorporated in Hong Kong (“Hongkong Befut”), will become an indirect wholly-owned subsidiary of the Company which owns Befut Electric (Dalian) Co., Ltd. (“WFOE”), a company incorporated under the laws of the People’s Republic of China (the “PRC”). The parties further acknowledge that WFOE has entered into a series of agreements that establishes an exclusive business relationship with Dalian Befut Wire & Cable Manufacturing Co., Ltd. (“Dalian Befut”), a company incorporated under the laws of the PRC.

ARTICLE II

Representations and Warranties

Section 2.1    Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Units, the Notes, the Warrants, the Conversion Shares, and the Warrant Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will be duly executed and delivered by the Company at or prior to the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Capitalization. The authorized capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable United States Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company, its subsidiaries and Dalian Befut and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d)     Issuance of Shares. The Units, the Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Notes and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or By-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company, its subsidiaries and Dalian Befut is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f)      Commission Documents, Financial Statements. The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company, but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Dalian Befut Financial Statements (as defined in Section 4.2(o) hereof) comply in all material respects with United States General Accepted Accounting Principles.

(g)     Subsidiaries. Schedule 2.1(g), which shall be delivered to the Purchasers and attached hereto on the Closing Date hereto shall sets forth each subsidiary of the Company, as of the Closing Date and show the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. As of the Closing Date, all of the outstanding shares of capital stock of each subsidiary will have been duly authorized and validly issued, and will be fully paid and nonassessable. Other than as contemplated by the Transaction Documents, as of the Closing Date there will be no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of such subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, the Company is not presently subject to, and as of the Closing Date, neither the Company nor any subsidiary of the Company, will be subject to, any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. The Company has no knowledge of any agreement restricting the voting or transfer of any shares of the capital stock of the Company or any subsidiary. For the purposes of this Agreement, “Group Companies” means the Company, its subsidiaries, Dalian Befut and its subsidiary.

(h)     No Undisclosed Liabilities. Group Companies do not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in their ordinary course of business .

(i)      No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to Group Companies or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed.

(j)      Indebtedness. Schedule 2.1(k) sets forth all outstanding secured and unsecured Indebtedness of Group Companies, or for which Group Companies have commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 2.1(k), none of the Group Companies is in default with respect to any Indebtedness.

(k)     Title to Assets. Each of the Group Companies has good and marketable title to all of its real and personal property free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, all properties and assets purportedly owned or used by it or necessary for the conduct of its business as currently conducted, except for those disclosed in Schedule 2.1(l). All leases of the Company and each of its Intended Subsidiaries are valid and subsisting and in full force and effect.

(l)      Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Group Companies, threatened against Group Companies which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving Group Companies, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Group Companies or any executive officers or directors of the Group Companies in their capacities as such.

(m)    Compliance with Law. The business of Group Companies has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. Group Companies have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(n)     Taxes. Each of Group Companies has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and Dalian Befut for all current taxes and other charges to which the Company or Dalian Befut is subject and which are not currently due and payable. None of the federal income tax returns of the Company has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Group Companies for any period, nor of any basis for any such assessment, adjustment or contingency.

(o)     Certain Fees. Except as set forth on Schedule 2.1(o) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(p)     Disclosure. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, taken as a whole and in the light of the circumstances under which they were made herein or therein, not false or misleading.

(q)     Operation of Business. The Company and each of its Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(r)      Environmental Compliance. Since their  inception,  neither none of the Group Companies  has been,  in  violation of any applicable law relating to the  environment or  occupational  health and safety, where such  violation  would have a material  adverse effect on their business or financial  condition.  Each of the Group Companies has operated all facilities and properties owned, leased or operated by it in material compliance with the Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Group Companies have all necessary governmental approvals required under all Environmental Laws and used in their respective businesses. The Group Companies are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Group Companies that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(s)     Books and Record Internal Accounting Controls. The books and records of the Group Companies, as applicable, accurately reflect in all material respects the information relating to their business, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Group Companies. The Group Companies, as applicable, maintain a system of internal accounting controls sufficient, in their judgment, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(t)      Material Agreements. Except as set forth under Schedule 2.1 (t), none of the Group Companies is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or such subsidiary were registering securities under the Securities Act.  The Group Companies have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificates of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or any of its Intended Subsidiaries limits or shall limit the payment of interest on the Notes or dividends on the Company’s Common Stock.

(u)     Transactions with Affiliates. Except as set forth in the Transaction Documents or the OEM Agreements (as defined in Section 2.1(gg)(i) below) there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Intended Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(v)     Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Units, the Notes, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Notes and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Notes and the Warrants.

(w)    Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Notes and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(x)     Employees. Except as set forth on Schedule 2.1(x), none of the Group Company has any collective bargaining arrangements or agreements covering any of its employees. None of the Group Companies has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary.

(y)     Absence of Certain Developments. Since December 31, 2008, none of the Group Companies has:

  (i)          issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

  (ii)         borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

  (iii)       discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

  (iv)       declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

  (v)        sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

  (vi)       sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

  (vii)      suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

  (viii)     made any changes in employee compensation, except in the ordinary course of business and consistent with past practices;

  (ix)        made capital expenditures or commitments therefore that aggregate in excess of $50,000;

  (x)         entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

  (xi)        made charitable contributions or pledges in excess of $10,000;

  (xii)       suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

  (xiii)      experienced any material problems with labor or management in connection with the terms and conditions of their employment;

  (xiv)      effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Intended Subsidiaries, taken as a whole; or

  (xv)       entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)     Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa)   ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Intended Subsidiaries which is or would be materially adverse to the Company and its Intended Subsidiaries, taken as a whole. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Units, the Notes and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb)   Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(cc)   No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Notes and Warrants pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.

(dd)  Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Intended Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers, but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ee)   Subject to the consummation of the Share Exchange Transaction, the Company represents on behalf of Dalian Befut:

  (i)          that Dalian Befut has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of agreements as set forth on Schedule 2.1(ee) (collectively, the “OEM Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the OEM Agreements to which WFOE is a party; and each of the OEM Agreements to which Dalian Befut is a party constitutes a valid and legally binding obligation of Dalian Befut, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

  (ii)         that Dalian Befut does not own or lease properties or conduct any business outside of the PRC and that Dalian Befut does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

  (iii)        that the execution and delivery by Dalian Befut of, and the performance by Dalian Befut  of its obligations under, each of the OEM Agreements to which it is a party and the consummation by Dalian Befut of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Dalian Befut is a party or by which Dalian Befut  is bound or to which any of the properties or assets of Dalian Befut  is subject; (B) result in any violation of the provisions of the articles of association or business license of Dalian Befut; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, except that, with respect to (A) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect on Dalian Befut.

  (iv)        that each of the OEM Agreements is in proper and enforceable legal form under the laws of the PRC and to ensure the legality, validity, enforceability or admissibility in evidence of each of the OEM Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the OEM Agreements.

Section 2.2      Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a)     Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)     Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c)     No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)     Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Notes and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Notes or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Notes or the Warrants to or through any person or entity. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Notes and the Warrants and that it has been given full access to such records of the Group Companies and to the officers of the Group Companies and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.  Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Notes and Warrants involves substantial risks.

(e)     Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f)      Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.  In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Dalian Befut Financial Statements and other written information provided to such Purchaser by the Group Companies.

(g)     No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)     Rule 144. Such Purchaser understands that the Notes, the Conversion Shares and Warrant Shares must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)      General. Such Purchaser understands that the Notes and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Notes and Warrants.

(j)      Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Notes and Warrants purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Notes and Warrants.

(k)     Trading Activities. Each Purchaser agrees that it shall not, directly or indirectly, engage in any short sales with respect to the Common Stock for a period of one (1) year following the Closing.

(l)      Brokers.  No Purchaser has any knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Group Companies to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1     Securities Compliance.  The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Units, the Notes, Warrants, Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units, the Notes, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2     Registration and Listing.  The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act  and (b) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted under the Transaction Documents. The Company will take all action necessary to continue the quotation or listing of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. If the Company’s Common Stock is no longer quoted on the OTC Bulletin Board or listed on an exchange within 12 months after the Closing, then, upon written demand from a Purchaser the Company shall promptly, and in any event within thirty (30) days from the date of such written demand, pay to that Purchaser, an amount equal to that Purchaser’s entire purchase price with an annual rate of 15% pro rata for the period from the Closing date until the date paid. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Notes, Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended.

Section 3.3      Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.4     Keeping of Records and Books of Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with US GAAP consistently applied, reflecting all financial transactions of Group Companies, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5      Amendments.  The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the rights of the Notes;

Section 3.6     Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the obligations by the Company or any subsidiary under any Transaction Document.

Section 3.7     Distributions.  So long as any Notes remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Notes on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.8     Use of Proceeds.  The net proceeds from the sale of the Units hereunder shall be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9      Reservation of Shares.  So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary at all times to have authorized, and reserved for the purpose of issuance, no less than the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.10    Disposition of Assets.  So long as any Notes remain outstanding, none of the Group Companies shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person, other than from Dalian Befut to WFOE, except for (i) sales to customers in the ordinary course of business (ii) sales or transfers among Group Companies or (iii) otherwise with the prior written consent of the holders of a majority of the Notes then outstanding.

Section 3.11    Reporting Status.  So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.12    Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.13    No Commissions in connection with Conversion of Notes.  In connection with the conversion of the Notes into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Notes exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.14    Reverse Stock Split.   Immediately after the Closing, the Company will use its best efforts to complete a 1 for 4.07 reverse stock split (the “Reverse Split”) of the Company’s Common Stock. As a result of the Reverse Split, the conversion price of the Notes will be multiplied by 4.07, which is to be $0.65.

ARTICLE IV

CONDITIONS

Section 4.1      Conditions Precedent to the Obligation of the Company to Sell the Notes and Warrants.  The obligation hereunder of the Company to issue and sell the Units, and the underlying Notes and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)     Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)     Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     Delivery of Purchase Price. The Purchase Price for the Units, the Notes and Warrants has been delivered to the escrow agent pursuant to the Escrow Agreement.

(e)     Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties have been duly executed and delivered by the Purchasers to the Company.

(f)      Share Exchange Transaction. Immediately prior to the Closing, the Reverse Merger shall have been consummated.

Section 4.2      Conditions Precedent to the Obligation of the Purchasers to Purchase the Units.  The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)     Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)     No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)     Opinions of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, in substantially the form of Exhibit F-1 hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(f)      Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Notes and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request) to such address set forth next to each Purchasers name on Exhibit C hereto.

(g)     Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(h)     Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, a number of shares of Common Stock equal to the aggregate number of Conversion Shares issuable upon conversion of the Notes issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(i)      Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and (iii) the By-laws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(j)      Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(k)     Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(l)      Share Exchange Transaction. Immediately prior to the Closing, the Reverse Merger shall have been consummated.

(m)    Financial Statements. No later than the fifth Business Day prior to the Closing Date, the Company shall have delivered to the Purchasers the audited financial statements of Dalian Befut for the fiscal years ended June 30, 2008 audited by U.S. Certified Public Accountants (the “Dalian Befut Financial Statements”), which shall be acceptable to the Purchasers.

(n)     Capitalization Table. No later than the third Business Day prior to the Closing Date, the Company shall have delivered to each of the Purchasers a capitalization table setting forth (i) its capitalization, on a fully diluted basis immediately prior to the Closing and (ii) its pro forma capitalization, on a fully diluted basis, giving effect to the consummation of the transactions contemplated by this Agreement.  In each case, the table shall list all outstanding options, warrants and other securities convertible into equity of the Company.

ARTICLE V

Legend

Section 5.1      Legend.  Each certificate representing the Notes and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1      General Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  Each Purchaser severally, but not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.  The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VII shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

Section 6.2      Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1      Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall also pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses, but only if the Purchasers are successful in any litigation or arbitration relating to such enforcement.

Section 7.2      Capital Contribution.  No later than May 11, 2009, the Company shall cause the contribution of no less than $450,000 (15% to the registered capital of WFOE) by Hongkong BEFUT, Co., Ltd., its indirect wholly owed subsidiary, to WFOE.

Section 7.3       Specific Enforcement, Consent to Jurisdiction.

(a)     The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)     Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.3 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.4      Entire Agreement; Amendment.  This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Notes then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

Section 7.5      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Frezer, Inc.
Address:
No. 90-1 Hongji Street
Xigang District Dalian City
Liaoning Province, PRC, 116011
Attn: Hongbo Cao
Telephone: 0411-83678755
Fax:  0411-83670955

with copies to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention:  Elizabeth Chen, Esq.
Tel. No.:  (212) 371-8008, ext. 107
Fax No.:  (212) 688-7273

If to any Purchaser:     At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.6      Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.7       Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.8       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.9      No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.10    Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.11    Survival.  The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of two years following the Closing Date.

Section 7.12    Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.13    Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.14    Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15    Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes, the Conversion Shares, the Warrants, the Warrant Shares and the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Frezer, Inc.

By:
Name: Hongbo Cao
Title: President and Chief Executive Officer

PURCHASERS

By:
Name: Yong Li

By:
Name: Yuming Ning

By:
Name: Chunying Diao

By:
Name: Yining Xia

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT
______________________________________________
FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B TO THE
SECURITIES PURCHASE AGREEMENT
_________________________________________________

FORM OF WARRANT

EXHIBIT C- TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________________

LIST OF PURCHASERS

Name	Number of Units/Notes (Principal Amount for each Unit is $10,000)	Number of Warrants	Purchase Price

Yong Li	10	144,015	$100,000

Yuming Ning	10	144,015	$100,000

Chunying Diao	13	187,220	$130,000

Yining Xia	17	244,826	$170,000

Total	50	720,076	$500,000

EXHIBIT F-1 TO THE

SECURITIES PURCHASE AGREEMENT
__________________________________________

FORM OF OPINION OF COUNSEL

EXHIBIT F-2 TO THE

SECURITIES PURCHASE AGREEMENT
__________________________________________

FORM OF OPINION OF PRC COUNSEL TO WFOE AND DALIAN BEFUT

Disclosure Schedules to Securities Purchase Agreement dated March 13, 2009 by and among Frezer, Inc, a Nevada corporation (the “Company”), and each of the Purchasers of Units whose names are set forth on Exhibit A hereto.

Schedule 2.1(a)
Organization, Good Standing and Power.

Subsidiaries of Frezer, Inc. after giving effect to the Reverse Merger:

Names	Jurisdiction	Ownership
BEFUT Corporation (“Befut Nevada”)	State of Nevada	100% owned by Frezer, Inc.
Hongkong BEFUT Co., Limited (“Befut HongKong”)	Hong Kong	100% owned by Befut Nevada
Befut Electric (Dalian) Co., Ltd.*	P.R. China	100% owned by Befut Hongkong

* Dalian Befut Wire & Cable Manufacturing Co., Ltd. (“Dalian Befut”) has entered three agreements as disclosed in Schedule 2.1 (ee) through which 1) WFOE will entrust Dalian Befut to manufacture certain of its products on an exclusive basis. Dalian Befut is the exclusive manufacturer to the WFOE and it shall not undertake any order from a third party without WFOE’s prior written consent; 2) WFOE provides all the raw materials and affords related costs, provides design requirements of the products; 3) WFOE is responsible for marketing and distributing the products. 4) WFOE shall be permitted to use the intellectual property rights such as trademark and technologies for the marketing and sale of the products; and 5) Dalian Befut shall not compete against WFOE for the same or similar business it has compared to WFOE.

Schedule 2.1(c)

Cap Table of the Company [See an excel sheet to be sent together with this Word File]

Piggy Back Registration Rights by three sellers of the majority interests of the Company:

The Company has obligations under the following agreements, commitments and instruments (Note: Demand Registration Rights as set forth in the agreements below is terminated prior to the Closing Date.):

REGISTRATION RIGHTS AGREEMENT dated 22nd day of February, 2007, by and among Frezer, Inc. and KI Equity Partners IV, LLC and amended March 12, 2009.

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REGISTRATION RIGHTS AGREEMENT dated 27th day of February, 2007, by and among Frezer, Inc. and Garisch Financial, Inc. and amended March 12, 2009.

REGISTRATION RIGHTS AGREEMENT dated 27th day of February, 2007, by and among Frezer, Inc. and Kevin R. Keating and amended March 12, 2009.

Schedule 2.1(g)
Subsidiaries.
See Schedule 2.1(a)

Schedule 2.1(k)
Indebtedness.
None.

Schedule 2.1(l)
Title to Assets.
Please refer to a PDF file regarding the pledge of certain facilities attached.

Schedule 2.1(o)
Certain Fees.
None.

Schedule 2.1(t)
Material Agreements.
See Schedule 2.1(c) regarding the three amendment registration rights agreements with the three sellers of the majority equity interests of the Company prior to the Closing Date.

Schedule 2.1 (ee)
List of Agreements between WFOE and Dalian Befut:

1、	Original Equipment Manufacturer Agreement, dated February 16, 2009, between the WFOE and Dalian Befut;

2、	Intellectual Property License Agreement, dated February 16, 2009, between the WFOE and Dalian Befut;

3、	Non-Competition Agreement, dated February 16, 2009, between the WFOE and Dalian Befut.

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